AMENDMENT TO THE AGREEMENT AND DECLARATION OF TRUST

                                       OF

                          PIONEER TAX-FREE INCOME FUND





         The undersigned, being at least a majority of the Trustees of Pioneer Tax-Free Income Fund, a Delaware business trust, acting pursuant to Article IX,
Section 8 of the Agreement and Declaration of Trust dated June 16, 1994 (the "Declaration"), do hereby amend the Declaration as follows, such amendment to become effective upon the filing of an amendment to the Trust's Certificate of Trust with the Secretary of State of the State of Delaware.

         Section 1 of Article 1 of the Declaration is hereby deleted and replaced with the following:

         Section 1. NAME: The name of the Trust created by this Declaration of Trust is "Pioneer Tax Free Income Fund."


         IN WITNESS WHEREOF, the undersigned being all the Trustees of the Trust have executed this instrument as of the date first written above.


         /S/ MARY K BUSH________________________________________
         ---------------
         Mary K. Bush As Trustee and not individually



         /S/ JOHN F. COGAN, JR._____________________________________
         ----------------------
         John F. Cogan, Jr. As Trustee and not individually



         /S/ RICHARD H. EGDAHL____________________________________
         ---------------------
         Richard H. Egdahl As Trustee and not individually



         /S/ MARGARET B.W. GRAHAM________________________________
         ------------------------
         Margaret B.W. Graham As Trustee and not individually



         /S/ MARGUERITE A. PIRET____________________________________
         -----------------------
         Marguerite A. Piret As Trustee and not individually



         /S/ DAVID D. TRIPPLE______________________________________
         --------------------
         David D. Tripple As Trustee and not individually



         /S/ STEPHEN K. WEST______________________________________
         -------------------
         Stephen K. West As Trustee and not individually



         /S/ JOHN WINTHROP________________________________________
         -----------------
         John Winthrop As Trustee and not individually